Exhibit 10.23

AMENDMENT NO. 1 TO CONVERTIBLE PROMISSORY NOTE

& EXHIBIT B, COMMON STOCK WARRANT

Amendment No. 1 to Convertible Promissory Note, and Common Stock Warrant dated as of May 5, 2023 (the “Amendment”), between TruGolf, Inc., a Nevada Corporation, (the “Company”), and High Creek Ventures, LLC, (“High Creek”, and together with the Company, the “Parties”, and each, a “Party”).

WHEREAS, the Parties have entered into a Convertible Promissory Note dated as of May 25, 2022 (the “Existing Agreement”) and desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement.

2. Amendments to the Existing Agreement. Effective April 12, 2023, the Existing Agreement is hereby amended as follows:

(a) Section 1 of the Existing Agreement is hereby deleted in its entirety and replaced with the following:

DEMAND LOAN. At such times as the Company and Holder shall agree, and in amounts as the Company and Holder shall agree, Holder will loan the Company up to $395,000.00 with a 15% original issuance discount solely for its expenses related to listing of the Company’s common stock on NASDAQ Capital Market (“Uplisting”). Each such loan by the Holder to the Company shall be referred to as a “Loan Advance”. The date and amount of each Loan Advance, and the total of all Loan Advances, will be recorded and updated on Exhibit A, which is attached hereto and incorporated herein. Any loans or other advances made by Holder to the Company which are not recorded in Exhibit A will not be considered a part of this Note. All outstanding principal shall be due on July 31, 2023 (“Maturity Date”). The Company shall have three (3) days after the Maturity Date to deliver payments to the Holder. This Note does not obligate the Holder to loan any money to the Company, but is meant to govern the terms of any money the Holder does loan the Company. Notwithstanding the foregoing, the Company agrees to apply all proceeds from its intended initial public offering under the Securities Act of 1933 to repayment of this Note until it has been paid in full, and further agrees to use commercially reasonable efforts to file and have qualified such initial public offering in a timely manner.

3. Except as expressly set forth herein, the Existing Agreement is unmodified and remains in full force and effect and the execution of this Amendment does not and shall not constitute an amendment of any other rights to which the parties are entitled pursuant to the Existing Agreement

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IN WITNESS WHEREOF, the Parties have executed this Amendment on the date first written above.

TRUGOLF, INC. (“COMPANY”)		HIGH CREEK VENTURES, LLC (“HOLDER”)

By:	/s/ Brenner Adams	By:	/s/ John Gulyas
Name:	Brenner Adams	Name:	John Gulyas
Title:	Chief Growth Officer	Title:	Manager